UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 11, 2017

UDR, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

 Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 11, 2017. At the Annual Meeting, the Company’s stockholders voted on the election of ten nominated directors to serve for the ensuing year, a proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017, a resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, and a proposal to select, on an advisory basis, the preferred frequency of an advisory vote on the compensation of the Company’s named executive officers.
As of March 20, 2017, the record date for the Annual Meeting, there were 267,396,821 shares of the Company’s common stock, 2,796,903 shares of its Series E preferred stock, and 16,157,807 shares of its Series F preferred stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting. At the Annual Meeting, all of the ten directors were elected, all of the matters submitted for approval were approved, and the stockholders selected every one year as the preferred frequency for an advisory vote on the compensation of the Company’s named executive officers. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.
1.  At the Annual Meeting, the Company’s stockholders elected, by the vote indicated below, the following ten persons as directors of the Company, each to serve as such until the Company’s annual meeting of stockholders to be held in 2018, or until his or her respective successor is duly elected and qualified:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Katherine A. Cattanach	214,469,499	36,416,526	67,756	11,159,522
Robert P. Freeman	214,250,864	36,634,142	68,775	11,159,522
Jon A. Grove	213,750,872	37,131,669	71,240	11,159,522
Mary Ann King	214,764,834	36,124,381	64,566	11,159,522
James D. Klingbeil	212,483,151	38,296,727	173,903	11,159,522
Clint D. McDonnough	214,768,481	36,114,784	70,516	11,159,522
Robert A. McNamara	214,204,779	36,673,886	75,116	11,159,522
Mark R. Patterson	214,212,915	36,674,481	66,385	11,159,522
Lynne B. Sagalyn	213,649,649	37,231,175	72,957	11,159,522
Thomas W. Toomey	248,689,011	2,186,908	77,862	11,159,522
2. At the Annual Meeting, the stockholders approved the proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017, by the votes indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
229,852,189	32,153,413	107,701	N/A
3. At the Annual Meeting, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, by the votes indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
212,181,585	38,401,797	370,399	11,159,522

4. At the Annual Meeting, the stockholders selected, on an advisory basis, every one year as the preferred frequency with which stockholders are provided with an advisory vote on the compensation of the Company’s named executive officers, by the votes indicated below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
214,569,691	391,944	35,556,719	435,427	11,159,522

Based upon these results, the Board of Directors determined that the Company shall hold an annual advisory vote on the compensation of the Company’s named executive officers as disclosed in the Proxy Statement; provided that in the future the Board of Directors may determine a different frequency for such advisory votes is in the best interests of the stockholders of the Company.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

Date: May 15, 2017	By:	/s/ Warren L. Troupe
Name: Warren L. Troupe
Title: Senior Executive Vice President